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                                   EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement on Form S-4 of FHP International Corporation of our report dated September 2, 1993 (September 15, 1993 as to Note 13), appearing in and incorporated by reference in the Annual Report on Form 10-K of FHP International Corporation for the year ended June 30, 1993 and to the reference to us under the headings "Selected Historical Consolidated Financial Data of FHP International Corporation" and "Experts" in the Joint Proxy Statement/Prospectus which is part of this Registration Statement.



                                            Deloitte & Touche

Costa Mesa, California
May 2, 1994